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                                                                    EXHIBIT 2(b)

                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

     AMENDMENT dated as of August 25, 1994, among First Brands Corporation, a Delaware corporation ('First Brands'), Prestone Holdings Inc., a Delaware corporation formerly named Vestar/Freeze Holdings Corporation ('Holdings'), and Vestar Equity Partners, L.P., a Delaware limited partnership ('Vestar').

                                  WITNESSETH:

     WHEREAS a Purchase and Sale Agreement, dated as of June 30, 1994 (the 'Purchase and Sale Agreement'; capitalized terms used herein and not defined shall have the meanings given to them in the Purchase and Sale Agreement), has been entered into by and among First Brands, Holdings and Vestar, providing for, among other matters, the sale by First Brands and its affiliates to Holdings and its assignees of the Assets and the assumption by Holdings of the Assumed Liabilities;

     WHEREAS the Purchase and Sale Agreement provides that, effective as of the Closing, Holdings shall assume and be solely liable and responsible for any and all Assumed Liabilities;

     WHEREAS the Purchase and Sale Agreement further provides that Holdings may assign all or part of its rights under the Purchase and Sale Agreement to one or more corporations owned or controlled by Holdings;

     WHEREAS Holdings, as of the date hereof, has assigned to its indirect wholly owned subsidiary, Prestone Products (Canada) Limited, an Ontario corporation ('Prestone Canada'), its right to acquire certain of the Assets being transferred by First Brands (Canada) Corporation, an Ontario corporation ('FB Canada'), and has assigned its right to acquire all of the remaining Assets (except those other Assets listed on Exhibit A hereto ('Exhibit A Assets')), to its wholly owned subsidiary, Prestone Products Corporation, a Delaware corporation ('Prestone Products'); and

     WHEREAS the Purchase and Sale Agreement provides that the parties thereto may amend such agreement by written agreement of each party thereto;

     NOW, THEREFORE, the parties hereto agree to amend the Purchase and Sale Agreement as follows:

          1. The first sentence of Article 3.1 of the Purchase and Sale Agreement is hereby deleted in its entirety and the following sentence is inserted in lieu thereof:

          'Subject to the provisions of Article 3.1(b) hereof and except as otherwise provided in this Agreement, effective as of the Closing, without any further responsibility or liability of or recourse to Seller or its affiliates or any of Seller's or such affiliates' directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assigns (hereinafter sometimes referred to as 'Seller Indemnified Parties'), (i) each of Prestone

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     Canada and Prestone Products shall absolutely and irrevocably assume and be jointly and severally liable and responsible for any and all Assumed Liabilities (as defined in this Article 3.1(a)) relating to or arising out of the Assets acquired by Prestone Canada and (ii) Prestone Products shall absolutely and irrevocably assume and be solely liable and responsible for any and all other Assumed Liabilities.'

          2.  The  fourth  sentence of  Article  3.1  of the  Purchase  and Sale
     Agreement is hereby amended by adding, 'Prestone Products and Prestone Canada' after the reference therein to 'Buyer.'

          3. The fifth sentence of Article 3.1 of the Purchase and Sale Agreement is hereby deleted in its entirety and the following sentence is inserted in lieu thereof:

             '(i) Prestone Products and Prestone Canada shall jointly and severally indemnify and hold the Seller Indemnified Parties harmless from and against any and all Assumed Liabilities (including, without limitation, reasonable attorneys' fees and expenses of counsel) of whatever kind and nature relating to or arising out of the Assets acquired by Prestone Canada and Prestone Products shall indemnify and hold the Seller Indemnified Parties harmless from and against any and all other Assumed Liabilities (including, without limitation, reasonable attorneys' fees and expenses of counsel) of whatever kind and nature and
        (ii) Buyer shall indemnify and hold the Seller Indemnified Parties harmless from and against any damage, liability, loss, cost or expense (including any penalties, fines, reasonable attorneys' fees and other costs incident to proceedings or investigations or the prosecution or defense of any claim) (collectively, 'Damages') which are caused by or arise out of (a) the failure by Buyer to perform or fulfill any agreement or covenant to be performed or fulfilled by it under this Agreement or (b) any breach of any representation or warranty of Buyer.

          4. Article 1.3 of the Purchase and Sale Agreement is hereby amended as follows:

             a. 'Research and Development Sharing Agreement' shall mean the Still River Services Agreement between Seller and Prestone Products in the form mutually agreed upon by such parties.

             b. 'Trademark License' shall mean (i) the Trademark License Agreement between First Brands Properties, Inc. and Prestone Products and (ii) the Trademark License Agreement between First Brands (Canada) Corporation and Prestone Products, each in the form mutually agreed upon by such parties.

             c.  'Contract  Packaging  Agreements'   shall  mean  the   Contract
        Packaging Agreement -- Automotive Products between Seller and Prestone Products in the form mutually agreed upon by such parties.

             d. 'Bridging Agreement' shall mean the Bridging Agreement -- Corporate Services between Seller and Prestone Products in the form mutually agreed upon by such parties.

             e. 'Distributor Agreements' shall mean the Distributor Agreement between Seller and Prestone Products in the form mutually agreed upon by such parties.

             f. 'STP Bridging Agreement' shall mean the Contract Packaging Agreement -- 'STP' Packaging and Plastic Straws between Seller and Prestone Products in the form mutually agreed upon by such parties.

             g. 'Contingent Rights Instrument' shall have the meaning ascribed

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        to it in the Purchase and Sale Agreement.

             h.   'Canadian  Bridging   Agreement'  shall   mean  the  'Bridging
        Agreement -- Corporate Services -- Canada' between FB Canada and Prestone Canada in the form mutually agreed upon by such parties.

             i.   'Quality  Assurance   Agreement'  shall   mean  the  'Bridging
        Agreement -- East Hartford Services' between Seller and Prestone Products in the form mutually agreed upon by such parties.

             j. The last sentence of Article 1.3 is hereby amended by adding 'and the letter agreement between Seller and Buyer obligating each of them and their respective subsidiaries not to employ each other's employees prior to the third anniversary of the Closing in the form mutually agreed upon by such parties' after the reference therein to 'Article 1.3.'

          5. The third sentence of Article 16.1 of the Purchase and Sale Agreement is hereby amended by adding '(i)' after the first reference to 'Buyer' in the proviso contained in such sentence and by adding after the reference to 'third party,' in such proviso the following: 'or (ii) Buyer to grant a security interest in all of its right, title and interest to, in and under this Agreement to Chemical Bank, as Collateral Agent (in such capacity, the 'Collateral Agent') pursuant to that certain Collateral Assignment, dated as of the Closing Date, from Buyer and each subsidiary of Buyer party thereto to the Collateral Agent'.

     IN WITNESS WHEREOF, the parties have cause this Amendment to be executed by their duly authorized representatives as of the date first written above.

FIRST BRANDS CORPORATION

By: /s/ Donald A. DeSantis
Name: Donald A. DeSantis
Title: Senior Vice President

PRESTONE HOLDINGS INC.

By: /s/ Robert L. Rosner
Name: Robert L. Rosner
Title: Vice President,
Secretary & Treasurer

VESTAR EQUITY PARTNERS, L.P.

By: /s/ Robert L. Rosner
Name: Robert L. Rosner
Vestar Associates, L.P.,
its General Partner

By: Vestar Associates Corporation,
its General Partner

By: /s/ Robert L. Rosner
Name: Robert L. Rosner
Title: Managing Director